EXHIBIT 10.10

SECURED PROMISSORY NOTE

$1,000,000.00                                                      August 30, 2013

AirPatrol Corporation, having an address at 9861 Broken Land Parkway, Suite 204, Columbia, MD 21046 (the “Borrower”), for value received, hereby promises to pay on February 30, 2014 (the “Maturity Date”), to the order of Sysorex Global Holdings Corp, having an address at 3375 Scott Blvd., Suite 440, Santa Clara, California 95054 (the “Lender”), at such address or at such other place as the holder hereof may from time to time appoint in writing, in lawful money of the United States of America in immediately available funds, the principal sum of One Million and 00/100 ($1,000,000.00) Dollars, or such lesser amount as may then be the aggregate unpaid principal balance of all loans made by the Lender to the Borrower hereunder (collectively, the “Loan”).  It is intended that the Loan Proceeds shall be used by Borrower for working capital and other general corporate purposes.

This Secured Promissory Note (this “Note”) shall bear simple interest at the rate of eight percent (8%) per annum.  The Borrower agrees that upon the occurrence and during the continuation of an Event of Default and/or after any stated or any accelerated maturity of the Loan hereunder, the Loan shall bear simple interest at a rate equal to eleven percent (11%) per annum payable on demand.  Interest shall be computed on the basis of a 365 day year for the actual number of days elapsed in the period during which it accrues.  In no event shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. If any payment to be so made hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, to the extent permitted by applicable law, interest thereon shall be payable at the then applicable rate during such extension.

All payments made in connection with this Note shall be in lawful money of the United States in immediately available funds. All such payments shall be applied first to the payment of all fees, expenses and other amounts due to the Lender (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after the occurrence and during the continuation of an Event of Default, payments will be applied to the obligations of the Borrower to the Lender as the Lender determines in its sole discretion.

In consideration of the granting of the Loan evidenced by this Note, the Borrower hereby agrees as follows:

1.

Prepayment.  The Borrower may prepay any Loan at any time in whole or in part without premium or penalty.  Each such prepayment shall be made together with interest accrued thereon to and including the date of prepayment.

2.

General Provisions.

2.1

Loan Agreement.  This Loan shall be governed by the terms and conditions of the Loan Agreement dated August ___, 2013, between the Borrower and the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), which Loan Agreement is incorporated herein by reference.

2.2

Security Agreement.  This Loan shall be governed by the terms and conditions of the Security Agreement dated August ___, by and between the Borrower and the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), which Security Agreement is incorporated herein by reference.

3.

Warranties and Representations.  The Borrower represents and warrants that: a) it is du1y organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business and is in good standing under the laws of every state where its failure to so qualify wou1d reasonably be expected to have a material adverse effect on the business, operations, property or other condition of the Borrower; b) the execution, issuance and delivery of this Note by the Borrower are within its organizational powers and have been du1y authorized, and this Note is valid, binding and enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought), and is not in violation of the terms of the Borrower's organizational documents or, except as would not reasonably be expected to have a material adverse effect on the assets or business of the Borrower, in violation of law and, except as would not reasonably be expected to have a material adverse effect on the assets or business of the Borrower, does not resu1t in the breach of or constitute a defau1t under any indenture, agreement or undertaking to which the Borrower is a party or by which it or its property may be bound or affected; c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regu1atory body is required for the due execution, delivery and performance by the Borrower of this Note, except those as have been obtained; d) the financial statements of the Borrower heretofore furnished to the Lender are complete and correct in all material respects and fairly represent in all material respects the financial condition of the Borrower as at the dates thereof and for the periods covered thereby, and since the date of the most recently dated balance sheet heretofore furnished to the Lender, no material adverse effect with respect to the Borrower’s financial condition has occurred; e) no Event of Default (as hereinafter defined) has occurred and no event has occurred which with the giving of notice or the lapse of time or both wou1d constitute an Event of Default; f) the Borrower shall not use any part of the proceeds of any Loan to purchase or carry any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any margin stock; g) there is no pending action or proceeding or, to the knowledge of the Borrower, action or proceeding threatened in writing affecting the Borrower before any court, governmental agency or arbitrator which, if determined adversely to the Borrower wou1d reasonably be expected to have a materially adverse effect on the financial condition or operations of the Borrower except as described in the financial statements of the Borrower heretofore furnished to the Lender; and h) on the occasion of the granting of each Loan all representations and warranties contained herein shall be true and correct in all material respects and with the same force and effect as though such representations and warranties had been made on and as of the date of the making of each such Loan.

4.

Event of Default.  The occurrence and continuation of any Event of Default (as defined in the Loan Agreement) or any of the following events (collectively, with any Event of Default (as defined in the Loan Agreement), “Events of Default” and each individually, an “Event of Default”), unless timely cured as set forth in the Loan Agreement or below, shall, at the option of the Lender, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon written notice:

4.1

Judgments.  Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets for more than $50,000 in excess of the amount covered by insurance, and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days after the date such judgment is entered;

4.2

Attachment.  An attachment or garnishment is levied against the assets or properties of Borrower involving an amount in excess of $50,000 and such levy is not vacated, bonded or otherwise terminated within sixty (60) days after the date of its effectiveness; or

4.3

Termination; Cross Default.  Termination by either Borrower or Lender of the Letter of Intent dated August 30, 2013 by and between Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, “LOI”), and/or a default by Borrower of a material term, covenant, warranty or undertaking of the LOI or the occurrence of any default by Borrower under the LOI which is not cured after any required notice and/or cure period, as applicable, and which default would reasonably be expected to have a material adverse effect on Borrower’s ability to pay this Note or satisfy its liability under any other Loan Document.

5.

Suits for Enforcement and Remedies.  The Lender may send written notice of default to the Borrower at any time after the Maturity Date, or earlier upon the occurrence and during the continuation of an Event of Default.  However, regardless of whether the Lender sends written notice of default to Borrower, this Note shall bear interest at the Default Rate as set forth above.

Upon the occurrence and during the continuation of an Event of Default, the Lender may proceed to (i) protect and enforce Lender’s rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note, the Loan Agreement, the Security Agreement, or in any other Loan Document or in aid of the exercise of any power granted in this Note, the Security Agreement or in any other Loan Document, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right under this Note, the Loan Agreement or the Security Agreement. No right or remedy herein, in the Loan Agreement, the Security Agreement or any other Loan Document is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

6.

Collateral Security.  As collateral security for the payment of this Note and of all other notes and/or obligations or Liabilities (as hereinafter defined) of the Borrower, now or hereafter owned or held by the Lender, shall be governed by the terms and conditions of a Security Agreement entered into by the parties on the date of this Note.  The term “Liabilities” shall include the obligations of the Borrower under this Note and all other indebtedness and obligations and liabilities of any kind of the Borrower to the Lender under any other Loan Document now or hereafter existing, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities to the Lender of the Borrower under any Loan Document, and whether incurred by the Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise.  This Note and all of the aforementioned obligations and Liabilities are also secured by the Security Agreement.

7.

Unconditional Obligation; Fees, Other.

7.1

The obligations to make the payment provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

7.2

If, following the occurrence and during the continuation of an Event of Default, Lender shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from Borrower, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all documented out-of-pocket costs and expenses incurred by Lender in connection with such enforcement, including, without limitation, reasonable attorneys' fees and disbursements.

8.

Restriction on Transfer.

This Note has been acquired for investment, and this Note has not been registered under the securities laws of the United States of America or any state thereof.  Accordingly, no interest in this Note may be offered for sale, sold or transferred in the absence of registration and qualification of this Note, under applicable federal and state securities laws or an opinion of counsel of Lender reasonably satisfactory to the Lender that such registration and qualification are not required.

9.

Definitions.  As used herein:

9.1

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Maryland are required or permitted by law to remain closed.

9.2

“Loan Documents” has the meaning assigned to such term in the Loan Agreement.

10.

Miscellaneous.

10.1

No modification or waiver of any provision of this Note shall be effective unless such modification or waiver shall be in writing and signed by the Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing.  No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any rights, power or privilege.

10.2

Notices.  Section 6.9 of the Loan Agreement is hereby incorporated herein mutatis mutandis.

10.3

Amendment Provision.  The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended, restated, supplemented or modified, then as so amended, restated, supplemented or modified.

10.4

Non-Assignability; Participations.  The Borrower may not delegate its obligations under this Note and such attempted delegations shall be null and void.  The Lender may not assign, pledge or otherwise transfer this Note without the prior written consent of the Borrower.  This Note inures to the benefit of Lender, its successors and its permitted assigns of this Note and binds the Borrower, and its successors and assigns, and the terms “Lender” and “the Borrower” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.  Any assignment or transfer made in violation of this Section 10.4 shall be void ab initio.  The Lender may grant participations in all or any part of its rights under this Note to one or more persons, provided that (i) the Lender’s obligations under this Note and the other Loan Documents shall remain unchanged, and (ii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Note and the other Loan Documents.

10.5

Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the Santa Clara County.  Both parties and the individual signing this Note on behalf of the Borrower agrees to submit to the personal jurisdiction of such courts. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue in any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and the other agreements referred to herein or delivered in connection herewith on behalf of the Borrower agrees to submit to the jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees, costs and expenses.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Lender from bringing suit or taking other legal action against the Borrower in any other jurisdiction where the Borrower hold assets to collect on the Borrower’s obligations to the Lender, to realize on any collateral or any other security for such obligations, or to enforce a judgment in another court in favor of the Lender.

10.6

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR UNDER THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

10.7

Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

IN WITNESS WHEREOF, Borrower has caused this Secured Promissory Note to be signed in its name by an authorized officer as of the date first above written.

AIRPATROL CORPORATION

By:	/s/ Cleve Adams
Name:	Cleve Adams
Title:	CEO

ACKNOWLEDGED AND AGREED:

LENDER:

SYSOREX GLOBAL HOLDINGS CORP.

By:	Nadir Ali
Name:	Nadir Ali
Title:	CEO

[Signature page to Secured Promissory Note]